UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 11, 2009
LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
120 Hancock Lane, Westampton, NJ 08060
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (609) 265-1401
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Effective as of June 11, 2009, Lighting Science Group Corporation, a Delaware corporation (the “Company”), appointed Zachary Gibler, the Company’s Chief Business Development Officer, to serve as Chief Executive Officer of the Company. Accordingly, effective as of June 11, 2009, Govi Rao will no longer serve as the Company’s Chief Executive Officer. Mr. Rao will continue his service with the Company as its Chairman and as a member of the Company’s Board of Directors, and he is presently negotiating the terms of his continued service with the Company.
Mr. Gibler is currently a party to an employment agreement with the Company, dated as of October 4, 2007, pursuant to which he served as the Company’s Chief Business Development Officer, and such agreement remains in effect until October 4, 2012 (the “Employment Letter”). Pursuant to the Employment Letter, Mr. Gibler is entitled to an annual base salary of $200,000 and benefits generally available to other employees of the Company. The Company may also pay Mr. Gibler bonuses at such times and in such amounts as the Board of Directors of the Company determines, and Mr. Gibler is entitled to participate in the Company’s Equity-Based Compensation Plan. The Employment Letter may be terminated at any time, without severance, by Mr. Gibler voluntarily or by the Company with “Cause.” If Mr. Gibler’s employment is terminated by the Company without “Cause,” then he will be entitled to severance pay equal to sixth months’ base salary. Mr. Gibler is presently negotiating with the Company the terms of his service as the Company’s Chief Executive Officer.
Mr. Gibler, 42, began his service with LED Holdings, LLC, a Delaware limited liability company (“LED”), in June 2007 and joined the Company as its Vice President of Business Development in October 2007 following the Company’s reverse merger with LED. Most recently, Mr. Gibler served as the Company’s Chief Business Development Officer. His responsibilities in these roles included overseeing the Company’s business development efforts and managing the Company’s sales force, marketing organization and brand strategy. Prior to his service with the Company, from 1994 until 2007, Mr. Gibler held a variety of positions in sales management, marketing, and technology development with Acuity Brands, Inc., a corporation headquartered in Atlanta, Georgia that designs, produces and distributes indoor and outdoor lighting fixtures and related products. Mr. Gibler most recently served Acuity Brands from 2004 to 2007 by holding the position of Vice President of Product and Market Development for Holophane Lighting, Inc., an Acuity Brands company.
A copy of the Employment Letter is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Employment Letter for a more complete understanding of its terms. The foregoing description of the Employment Letter is qualified in its entirety by reference to the full text of the Employment Letter.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
The Company elects to disclose the information contained in the press release furnished as Exhibit 99.1 hereto through Form 8-K pursuant to Regulation FD.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description of Exhibit
10.1	Employment Letter, dated as of October 4, 2007, from Lighting Science Group Corporation to Zach Gibler.
99.1	Press release dated as of June 11, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION
Date: June 11, 2009	By:	/s/ Zachary S. Gibler
		Name:	Zachary S. Gibler
		Title:	Chief Executive Officer

INDEX OF EXHIBITS

Exhibit
No.	Description of Exhibit
10.1	Employment Letter, dated as of October 4, 2007, from Lighting Science Group Corporation to Zach Gibler.
99.1	Press release dated as of June 11, 2009.